SUBSIDIARIES

Set forth below is a list of all active subsidiaries of the Registrant and the state or other jurisdiction of incorporation or organization of each. Each subsidiary listed below is doing business under its corporate name.

Subsidiary	Jurisdiction
NATR Distribution (M) SDN. BHD.	Malaysia
Nature’s Sunshine (Far East) Limited	Hong Kong
Nature’s Sunshine Hong Kong Limited	Hong Kong
Nature’s Sunshine Marketing Ltda.	Brazil
Nature’s Sunshine (Hangzhou) Limited	China
Nature’s Sunshine Products de Honduras, S.A. de C.V.	Honduras
Nature’s Sunshine Products de Panamá, S.A.	Panama
Nature’s Sunshine Products del Ecuador, S.A.	Ecuador
Nature’s Sunshine Products Dominicana, S. R.L.	Dominican Republic
Nature’s Sunshine Products International Distribution B.V.	Netherlands
Nature’s Sunshine Products of Russia, Inc.	Utah
Nature’s Sunshine Products Poland sp. z.o.o.	Poland
Nature's Sunshine Products de Colombia, S.A.	Colombia
Nature's Sunshine Products de El Salvador, S.A. C.V.	El Salvador
Nature's Sunshine Products de Mexico, S.A. de C.V.	Mexico
Nature's Sunshine Products de Venezuela, C.A.	Venezuela
Nature’s Sunshine Products India Private Limited	India
Nature's Sunshine Products of Canada, Ltd.	Canada
Nature's Sunshine Produtos Naturais Ltda.	Brazil
NSP de Guatemala, S.A.	Guatemala
NSP Labs Inc	Utah
Nutribiome Professional, Inc.	Utah
PT Nature’s Sunshine Products Indonesia	Indonesia
Shanghai Nature’s Sunshine Health Products Trading Co. Ltd.	China
Qemp Inc	Utah
Quality Nutrition International, LLC	Utah
PT Synergy Worldwide	Indonesia
Synergy (Shanghai) Food Co., Ltd	China
Synergy Taiwan	Taiwan
Synergy Taiwan, Inc.	Utah
Synergy Vietnam Co., Ltd.	Vietnam
Synergy Worldwide Beauty and Health India Private Limited	India
Synergy Worldwide (HK) Ltd.	Hong Kong
Synergy Worldwide (S) PTE Ltd.	Singapore
Synergy Worldwide Europe B.V.	Netherlands
Synergy Worldwide Europe Management Services Spain S.L.U.	Spain
Synergy Worldwide Inc.	Utah
Synergy Worldwide, Inc.	Philippines
Synergy Worldwide Italy S.R.L.	Italy
Synergy Worldwide Japan G.K.	Japan
Synergy Worldwide Korea Ltd.	Korea

Synergy Worldwide Marketing (M) SDN BHD.	Malaysia
Synergy Worldwide Marketing (Thailand) Ltd.	Thailand
Synergy Worldwide Nutrition Products (Hong Kong)	Hong Kong
Synergy Worldwide Philippines Distribution, Inc.	Philippines
Synergy Worldwide Switzerland GmbH	Switzerland
Synergy Worldwide UK Ltd	United Kingdom